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                                                                    EXHIBIT 3.2



                              THE HOME DEPOT, INC.

                         BY-LAWS (AMENDED AND RESTATED)

                                   ARTICLE I.

                            MEETINGS OF STOCKHOLDERS


         SECTION l. The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as the Board of Directors may by resolution provide. Notice of any other business to be brought before an annual meeting of stockholders by a stockholder must be provided in writing to the Secretary of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the date of the meeting. Such stockholder's notice shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner. In addition, if the stockholder intends to solicit proxies from the stockholders of the Corporation, such stockholder's notice shall notify the Corporation of this intent. If a stockholder fails to notify the Corporation of his or her intent to solicit proxies and does in fact solicit proxies, the Chairman of the Board shall have the authority, in his or her discretion, to strike the proposal or nomination by the stockholder.

         SECTION 2. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or the Board of Directors.

         SECTION 3. Written notice of the time and place of every annual or special meeting of the stockholders shall be given at least ten but not more than sixty days previous to such meetings by personal delivery to the stockholder of a copy of such notice or by mailing a copy of such notice addressed to the stockholder at his post office address as the same shall appear on the record of stockholders of the Corporation or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to him at some other address, then addressed to him at such other address; provided, however, that notice of any meeting to take action on a proposed merger or consolidation of the Corporation or on a proposed sale of all or substantially all of the assets of the Corporation shall be given at least twenty but not more than sixty days prior to such meeting. Notice of a special meeting of the stockholders shall also state the purpose or purposes for which the meeting is called. Each notice of a special meeting of stockholders shall indicate that it has been issued by or at the direction of the person or persons calling the meeting. Notice shall be deemed given when deposited, postage prepaid, in a United States post office or official depository. A written waiver of notice signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be



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transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         SECTION 4. Every annual meeting of the stockholders shall be held at such place within or without the State of Delaware as may be determined by the Board of Directors and stated in the notice of any such meeting, and every special meeting shall be held at such place within or without the State of Delaware as may be stated in the notice of such special meeting.

         SECTION 5. No business shall be transacted at any special meeting of the stockholders except that business which related to the purpose or purposes set forth in the notice of the meeting.

         SECTION 6. At each meeting of the stockholders there shall be present, either in person or by proxy, the holders of a majority of the shares of the Corporation entitled to vote thereat in order to constitute a quorum. Any meeting of the stockholders at which a quorum is not present may be adjourned from time to time to some other time without any new notice other than an announcement at the meeting by the votes cast in person or by proxy of the holders of a majority of those shares which are cast on a motion to adjourn, provided, however, that if any adjournment is for more than thirty days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 7. At all meetings of the stockholders, all questions except as otherwise required by the laws of the State of Delaware shall be determined by a majority of the votes cast at the meeting of the holders of shares entitled to vote thereon. Upon all questions, every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share of common stock standing in his name on the books of the Corporation and qualified to vote. Holders of shares of $50 Series A Preferred Stock and $50 Series B Preferred Stock all have not right to vote such shares at any meeting of stockholders and shall have no voice in the management of the Corporation.

         SECTION 8. At all meetings of the stockholders, absent stockholders entitled to vote thereat may vote by proxy or by the attorney-in-fact thereof. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by the laws of the State of Delaware.

         SECTION 9. Any action required to be taken or which may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if consent in writing, setting forth the action so taken, shall be signed by the holders of stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate actions without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE II.

                                   DIRECTORS


         SECTION 1. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as otherwise provided by law and except as hereinafter otherwise provided for filling vacancies, the directors of the Corporation shall be elected by the stockholders entitled to vote at the annual meeting of the stockholders, to hold office until the expiration of



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the term for which he is elected and until his successor has been elected and qualified or until his earlier resignation or removal.

         SECTION 2. An annual meeting of the Board of Directors shall be held after each annual election of directors. If such election occurs at an annual meeting of stockholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Corporation as is practicable.

         SECTION 3. Special meetings of the Board of Directors shall be called at any time by the Secretary at the direction of the Chairman of the Board, the President or a majority of the directors.

         SECTION 4. Written notice of each special meeting of the Board of Directors shall be given to each member thereof specifying the time and place of the meeting. Notice shall be given by first class mail, telegram, radiogram, telex or personal service. At least forty-eight hours' notice must be given by telegram, radiogram, telex or personal service when less than six days' notice is given. If notice to a director is given by mail, the notice shall be directed to him at the address designated by him for the purpose, or, if none is designated, at his last known address, and shall be deemed given when deposited, postage prepaid, in a post office or official depository of any nation. If notice to a director is given by telegram, radiogram or telex, it shall be directed to his last known address and, in the case of notice by telegram or radiogram, shall be deemed given when received by the communications carrier. Notice by telex shall be deemed given when transmitted. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         SECTION 5. Except for meeting held after an annual meeting of stockholders, meetings of the Board of Directors shall be held at such place as may be specified in the notice thereof, or, if no place is specified in the notice, at such other place or places as the Board of Directors may from time to time fix thereof.

         SECTION 6. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all person participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         SECTION 7. A majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special meeting of the Board at which a quorum is not present may be adjourned from time to time to some other place or time or both by a majority of the directors present without any new notice other than an announcement at the meeting.



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         SECTION 8. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (v) amend the by-laws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

         SECTION 9. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing and the writing is filed with the minutes of proceedings of the Board.

         SECTION 10. The Board of Directors of the Corporation shall consist of not less than three nor more than fifteen members, the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

         SECTION 11. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by resolution of the Board of Directors.

         SECTION 12. A majority of the Board of Directors shall be independent. A director shall be considered independent for purposes hereof if he or she has no relationship with the Company that may interfere with the exercise of his or her independence from management and the Company. Examples of relationships that would be considered as interfering with such exercise include:

         1. a director being employed or having been employed by the Company;

         2. a director being a member of the immediate family of an individual who is, or has been, employed by the Company or any of its affiliates as an executive officer;

         3. a director being employed by a significant customer or supplier of the Company;

         4. a director being affiliated with a paid advisor or consultant to the Company;

         5. a director having a personal services contract with the Company;

         6. a director being employed by a foundation, university or other nonprofit institution that has received significant charitable contributions from the Company that are disclosed in the Company's proxy statement; and

         7. a director being employed as an executive officer of another company where any of the Company's executive officers serves on that company's compensation committee.



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For purposes of item 3 above, "significant" shall have the meaning set forth in the Recommendations of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees (February 1999), which references Section I.34(a)(4) of the American Law Institute Principles of Corporate Governance and the accompanying commentary to that Section.


                                  ARTICLE III.

                                    OFFICERS


         SECTION 1. The Board of Directors, at the annual meeting thereof, shall appoint a Chairman of the Board, a President, a Treasurer and a Secretary. The Board may at any time appoint one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. Each such officer shall serve from time of his appointment until a successor shall be chosen and qualified or until his earlier resignation or removal. The compensation of the officers shall be fixed by the Board.

         SECTION 2. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors. He shall be the chief executive officer and head of the Corporation and, subject to the Board of Directors, shall have the general control and management of the business and affairs of the Corporation. He shall vote any shares of stock or other voting securities owned by the Corporation. In general, he shall perform all duties incident to the office of the Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

         SECTION 3. The President shall be the Chief operating officer of the Corporation and, subject to the Board of Directors and the Chairman of the Board, shall have control of the operational aspects of the business and affairs of the Corporation. He shall see that all orders of the Chairman of the Board are carried into effect, and shall perform all other duties necessary to his office or properly required of him by the Board or the Chairman of the Board.

         SECTION 4. During the absence or disability of the President, or during a vacancy in the office of President, the Vice President with the greatest seniority shall perform the duties and have the powers of the President.

         SECTION 5. The Secretary shall have custody of the seal of the Corporation. He shall keep the minutes of the Board of Directors, and of the stockholders, and shall attend to the giving and serving of all notices of the Corporation. He shall have charge of the certificate book and such other books and papers as the Board may direct; and he shall perform such other duties as may be incidental to his office or as may be assigned to him by the Board of Directors. He shall also keep or cause to be kept a stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation showing their respective addresses, the number of shares registered in the name of each, and the dates when they respectively became the owners of record thereof, and such books shall be open for inspection as prescribed by the laws of the States of Delaware. During the absence or disability of the Secretary, or during a vacancy in the office of Secretary, the Assistant Secretary with the greatest seniority shall perform the duties and have the powers of the Secretary.

         SECTION 6. The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks as the Board of Directors may determine. The Treasurer shall also have the care and custody of the Corporation's



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books of account and he shall be responsible for the general and cost accounting functions of the Corporation. During the absence or disability of the Treasurer, or during a vacancy in the office of Treasurer, the Assistant Treasurer with the greatest seniority shall perform the duties and have the powers of the Treasurer.


                                  ARTICLE IV.

                     RESIGNATIONS, REMOVALS, VACANCIES AND

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS


         SECTION 1. Any director or officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some future time be fixed in the resignation and in that case from that time. The acceptance of a resignation shall not be required to make it effective. Nothing herein shall be deemed to affect any contractual rights of the Corporation.

         SECTION 2. Any officer may be removed with or without cause at any time by the Board of Directors. Any employee of the Corporation may be removed at any time by the Board of Directors or by an officer. The removal of an officer or employee without cause shall be without prejudice to his contractual rights, if any. The election or appointment of an officer or employee shall not of itself create contractual rights. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         SECTION 3. Any vacancy or newly created directorship on the Board of Directors may be filled by a majority vote of the Directors then in office, or by majority vote of the stockholders.

         SECTION 4. Each former, present or future director, officer, employee or agent of the Corporation, and each person who may serve at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation in all events, to the fullest extent and in the manner permitted by the laws of the State of Delaware then in effect.


                                   ARTICLE V.

                                  COMMON STOCK


         SECTION 1. Certificates for shares of the common stock of the Corporation shall be numbered and registered on the books of the Corporation in the order in which they shall be issued and shall be signed by the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation.

         SECTION 2. Transfers of shares shall be made upon the books of the Corporation (i) only by the holder thereof in person or by power of attorney duly executed and filed with the Corporation, (ii) in accordance with the Shareholders Agreement, and (iii) upon the surrender to the Corporation of the certificate or certificates for such shares.



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                                   ARTICLE VI

                                PREFERRED STOCK


         SECTION 1. Certificates for shares of the $50 Series A Preferred Stock and the $50 Series B Preferred Stock of the Corporation shall be numbered and registered on the books of the Corporation in the order in which they shall be issued and shall be signed by the Chairman of the Board or the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation.

         SECTION 2. In accordance with the terms under which such preferred shares were issued, all of the shares of the $50 Series A Preferred Stock of the Corporation shall be deemed by the Corporation at its election expressed by resolution of the Board of Directors but no later than six (6) calendar months following the close of any fiscal year at which the Net Worth of the Corporation and any subsidiaries thereof, computed in accordance with generally accepted accounting principles consistently applied on a consolidated basis, shall be equal to or exceed Ten Million Dollars ($10,000,000.00), and subject to there being sufficient surplus to repurchase all of the Common Shares which the Corporation is obligated to repurchase pursuant to the Shareholders Agreement.

         SECTION 3. In accordance with the terms under which such preferred shares were issued, the shares of the $50 Series B Preferred Stock of the Corporation shall be redeemed by the Corporation at the election of the holder of such shares; provided, however, that such election may not be exercised at any time prior to the redemption of the Series A Preferred Stock.


                                  ARTICLE VII.

                            CHECKS, DRAFTS AND NOTES


         The Chairman of the Board or the President or any officers designated by Resolution of the Board of Directors shall sign all checks and drafts necessary to be drawn and may accept any drafts drawn upon the Corporation in due course of business. No check or draft shall be endorsed by the Corporation and no promissory note, bond, debenture or other evidence of indebtedness shall be made, signed, issued or endorsed by the Corporation unless signed by the Chairman or the President or any officer designated under powers given by a resolution of the Board except that any officer may endorse for collection or deposit only, expressly stating the purpose of such endorsements, checks, drafts and promissory notes to the order of the Corporation.


                                 ARTICLE VIII.

                                      SEAL


         The seal of the Corporation shall be in the custody of the Secretary. It shall be circular in form and shall have engraved upon it the name of the Corporation arranged in a circle and the words and figures "Incorporated 1978 Delaware" across the center of the space enclosed.



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                                   ARTICLE IX

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS


         The Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (Business Combination with Interested Stockholders). This Article IX shall not be amended only by the affirmative vote of a majority of the Corporation's stockholders entitled to vote on such matter.











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